Exhibit 99.1

American Midstream Partners Announces Pricing of Common Unit Offering
DENVER, CO – September 10, 2015 – American Midstream Partners, LP (NYSE: AMID) (the “Partnership”) announced today that it priced an underwritten public offering of 7,500,000 common units representing limited partner interests at $11.31 per common unit. The offering is expected to close on September 15, 2015. The Partnership also granted the underwriters a 30-day option to purchase up to 1,125,000 additional common units.
The Partnership intends to use the net proceeds from this offering to fund a portion of the purchase price of an equity interest in a Delaware limited liability company that will indirectly own a portion of the Delta House floating production system and related pipeline infrastructure (the “Delta House Acquisition”). In the event the Partnership does not consummate the Delta House Acquisition, the Partnership will use the net proceeds of this offering to repay a portion of the outstanding borrowings under its credit facility and for general partnership purposes. If the underwriters exercise their option to purchase additional common units, the Partnership intends to use all of the net proceeds from the sale of additional common units to repay a portion of the outstanding borrowings under its credit facility.
BofA Merrill Lynch, Barclays, Citigroup, Deutsche Bank Securities, RBC Capital Markets and Wells Fargo Securities are acting as joint book-running managers for the offering and Ladenburg Thalmann and Wunderlich are acting as co-managers for the offering. When available, a copy of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from the underwriters by contacting:
BofA Merrill Lynch
222 Broadway
New York, New York 10038
Attention: Prospectus Department
Email: dg.prospectus_requests@baml.com

Barclays
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, New York 11717
Telephone: (888) 603-5847
Email: barclaysprospectus@broadridge.com
Citigroup
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, New York 11717

Exhibit 99.1

Telephone: (800) 831-9146
Email: prospectus@citi.com
Deutsche Bank Securities
60 Wall Street
New York, New York 10005-2836
Attention: Prospectus Group
Telephone: (800) 503-4611
Email: prospectus.CPDG@db.com
RBC Capital Markets
Attention: Equity Syndicate
200 Vesey Street, 8th Floor
New York, New York 10281
Telephone: (877) 822-4089
Email: equityprospectus@rbccm.com
Wells Fargo Securities
Attention: Equity Syndicate Department
375 Park Avenue
New York, New York 10152
Telephone: (800) 326-5897
Email: cmclientsupport@wellsfargo.com

You may also obtain these documents free of charge when they are available by visiting the Securities and Exchange Commission’s website at www.sec.gov.
The common units are being offered and will be sold pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This offering is being made only by means of a prospectus supplement and an accompanying base prospectus.
About American Midstream Partners, LP
Denver-based American Midstream Partners, LP is a growth-oriented limited partnership formed to own, operate, develop and acquire a diversified portfolio of midstream energy assets. The Partnership provides midstream services in Texas, North Dakota, and the Gulf Coast and Southeast regions of the United States.

Investor Contact
Allysa Howell, (303) 942-2359
AHowell@AmericanMidstream.com
Investor Relations Manager

Forward-Looking Statements
This press release contains forward-looking statements as defined under the federal securities laws, including statements regarding the intended use of offering proceeds and other aspects of the common unit offering. Although management believes that expectations reflected in such forward-looking statements are

Exhibit 99.1

reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control, including market conditions, customary offering closing conditions and other factors described in the prospectus and accompanying prospectus supplement for the offering. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Partnership’s actual results may vary materially from what management anticipated, estimated, projected or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission and in the prospectus and accompanying prospectus supplement for the offering. The statements herein speak only as of the date of this press release. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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